Exhibit 99.1

[LOGO] CARREKER NEWS RELEASE

FOR IMMEDIATE RELEASE

         CARREKER CORPORATION REPORTS THIRD QUARTER FISCAL 2004 RESULTS

      DALLAS (December 7, 2004) -- Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reports its third quarter results. For the quarter-ended October 31, 2004, the Company reports revenues of $30.6 million, net income of $513,000 and diluted earnings per share of $0.02.

Notable items during the quarter include:

      o     Q3 revenue was approximately $1 million higher than Q2 04.

      o The Company experienced increases in all revenue categories, except consulting revenue, in comparison to Q2 04.

      o     SG&A  expenses  decreased by  approximately  $650,000  from Q2 04.

      o     Contracted sales in Q3 decreased significantly from Q2 04.

      o KeyCorp and Wells Fargo accepted and deployed Carreker software for image exchange and image quality.

      o     Coley  Clark,  retired  EDS  Executive,  and  Gregory B.  Tomlinson,
            retired  "Big  Four"  Audit  Partner,   joined   Carreker  Board  of
            Directors.

"For the second half of 2004 and the first half of 2005, we will have more products released or scheduled for release than at any other comparable time in the Company's history. Complex buying decisions and continued high levels of competition are causing some delays though we are encouraged by the growth in our qualified sales opportunities," said J. D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation.

Third quarter 2004 revenue was $30.6 million as compared to the second quarter 2004 revenue of $29.6 million and revenue of $31.4 million in the third quarter 2003. In the third quarter 2004,


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the  Company  experienced  increases  over  second  quarter  2004 in all revenue categories, except consulting, with revenue from software license, maintenance and implementation fees each increasing by approximately $1 million. Software license, maintenance, and implementation fees all decreased in third quarter 2004 relative to third quarter 2003 but were partially offset by increased consulting revenue.

Third quarter 2004 operating income of $366,000 decreased in comparison to the $631,000 reported for the second quarter 2004 and the $1.4 million operating income in the third quarter 2003. The decrease in third quarter 2004 relative to second quarter 2004 was due, in part, to increases in cost of revenue and R&D expenses in third quarter 2004. The increases in these expenses more than offset the favorable impact of higher revenue and decreased SG&A expenses in third quarter 2004. Contributing to the decrease in operating income from third quarter 2003 to third quarter 2004 were higher third quarter 2003 revenues, increased research and development expense in third quarter 2004, and a $540,000 benefit in third quarter 2003 recorded in other operating costs related to the reversal of certain merger costs where actual costs were lower than the estimated amounts.

Net income for the third quarter 2004 was $513,000, or $0.02 earnings per diluted share, as compared to second quarter 2004 net income of $199,000, or $.01 per diluted share, and third quarter 2003 net income of $1.3 million, or $0.05 per diluted share.

Guidance

Although the Company had anticipated that the strong contracted sales in the GPT business segment in the second quarter would continue in the third quarter, that trend did not materialize as delays in decision making by clients contributed to softness in contracted sales in third quarter. The fourth quarter 2004 outlook remains very sensitive to the volume and timing of sales, product delivery, client implementation schedules and client-dependent timing on a small number of engagements in our Revenue Enhancement business segment. We expect revenues for the fourth quarter to be flat to slightly down and operating profit to be approximately break-even or slightly negative. During the third quarter, the Company qualified an increased number of Check 21 and other potential sales opportunities and anticipates that contract sales will improve in the fourth quarter and beyond as an expanded array of new products becomes available. Accordingly, the Company believes this will result in revenue growth in 2005.


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Conference Call

Management has scheduled a conference call tomorrow, Wednesday, December 8, 2004, at 11:00 a.m. Eastern Time. The conference call is intended to provide a forum for a discussion of the Company's third quarter fiscal 2004 financial results, business conditions, industry trends and other points of interest to investors. To join the conference call, domestic participants dial 800-901-5241, international participants dial 617-786-2963. All participants enter the passcode 39632178. A replay of the call will be available on Wednesday, December 8 from 1:00 p.m. Eastern Time through Wednesday, December 15 at 11:45 p.m. Eastern Time. To access the replay, domestic participants dial 888-286-8010, international participants dial 617-801-6888. All replay participants enter the passcode 59294914. A live webcast of the conference call, as well as the archive webcast, will be available through the investor relations (IR) section of the Company's website at http://ir.carreker.com.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world. The Company's integrated consulting and software solutions are designed to increase clients' revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney. For more information, visit www.carreker.com.

Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to the volatility in the Company's common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company's operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption "Business-Forward Looking Statements and Risk Factors" in the Company's most recent Form 10-K for the year ended January 31, 2004 and "Management's Discussion and Analysis" in subsequent quarterly reports on Form 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.


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Lisa Peterson, Executive Vice President
and CFO
(972) 371-1454 PH (972) 458-2567 FX
Email: lpeterson@carreker.com


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                              CARREKER CORPORATION
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                    (In thousands, except per share amounts)
                                     ASSETS
                             October 31, January 31,
                                                             2004       2004
                                                          ---------   ---------
Current assets
  Cash and cash equivalents ...........................   $  26,787   $  28,605
  Accounts receivable, net of allowance of $667
       and $1,512 at October 31, 2004 and
       January 31, 2004, respectively .................      11,950      21,751
  Prepaid expenses and other current assets ...........       2,913       3,331
                                                          ---------   ---------
Total current assets ..................................      41,650      53,687

Property and equipment, net of accumulated
  depreciation of $19,480 and $17,140 at
  October 31, 2004 and January 31, 2004,
  respectively ........................................       6,918       6,690
Capitalized software costs, net of accumulated
  amortization of $12,197 and $11,050 at
  October 31, 2004 and January 31, 2004, respectively .       3,083       2,028
Acquired developed technology, net of accumulated
  amortization of $14,618 and $11,153
  at October 31, 2004 and January 31, 2004,
  respectively ........................................      11,082      14,547
Goodwill, net of accumulated amortization of $3,405 at
  October 31, 2004 and January 31, 2004 ...............      20,765      21,193
Customer relationships, net of accumulated
  amortization of $4,783 and $3,733 at October 31, 2004
  and January 31, 2004, respectively ..................       3,617       4,667
Deferred loan costs, net of accumulated
  amortization of $1,232 and $1,028 at October 31, 2004
  and January 31, 2004, respectively ..................         476         680
Other assets ..........................................       1,036       1,087
                                                          ---------   ---------
Total assets ..........................................   $  88,627   $ 104,579
                                                          =========   =========


Current liabilities
  Accounts payable ....................................   $   1,151   $     913
  Accrued compensation and benefits ...................       7,159       9,219
  Other accrued expenses ..............................       3,274       4,520
  Income tax payable ..................................         222         181
  Deferred revenue ....................................      17,566      25,231
  Accrued merger and restructuring costs ..............         594       1,898
                                                          ---------   ---------
Total current liabilities .............................      29,966      41,962
Long-term debt ........................................          --       6,250
Other long-term liabilities ...........................         481          49
                                                          ---------   ---------
Total liabilities .....................................      30,447      48,261

Commitments and Contingencies

Stockholders' equity
  Preferred stock, $.01 par value:
      2,000 shares authorized; no shares
      issued or outstanding ...........................          --          --
  Common stock, $.01 par value:
      100,000 shares authorized; 24,848 and
      24,357 shares issued at October 31, 2004 and
      January 31, 2004, respectively ..................         249         244
  Additional paid-in capital ..........................     110,714     108,757
  Accumulated deficit .................................     (52,780)    (52,680)
  Less treasury stock, at cost:  1 common share
       at October 31, 2004 and January 31, 2004 .......          (3)         (3)
                                                          ---------   ---------
Total stockholders' equity ............................      58,180      56,318
                                                          ---------   ---------
Total liabilities and stockholders' equity ............   $  88,627   $ 104,579
                                                          =========   =========


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                              CARREKER CORPORATION
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                                                   Three Months Ended           Nine Months Ended
                                                                                       October 31,                 October 31,
                                                                                 ----------------------      ----------------------
                                                                                   2004          2003          2004          2003
                                                                                 --------      --------      --------      --------

Revenues:
  Consulting fees ....................................................           $  7,930      $  6,396      $ 27,501      $ 21,349
  Software license fees ..............................................              5,701         7,026        16,134        21,955
  Software maintenance fees ..........................................             11,491        11,770        32,807        34,764
  Software implementation fees .......................................              4,622         4,983        11,143        14,385
  Outsourcing service fees ...........................................                 50            --            60            --
  Out-of-pocket expense reimbursements                                                813         1,228         2,365         3,367
                                                                                 --------      --------      --------      --------
    Total revenues ...................................................             30,607        31,403        90,010        95,820

Cost of revenues:
  Consulting fees ....................................................              4,555         4,936        14,166        15,193
  Software license fees ..............................................              2,503         2,037         5,771         5,662
  Software maintenance fees ..........................................              3,765         3,600        10,949         9,910
  Software implementation fees .......................................              4,002         4,485        11,181        14,398
  Outsourcing service fees ...........................................                222            --           236            --
  Out-of-pocket expenses                                                              738         1,122         2,333         3,413
                                                                                 --------      --------      --------      --------
    Total cost of revenues ...........................................             15,785        16,180        44,636        48,576
                                                                                 --------      --------      --------      --------
Gross profit .........................................................             14,822        15,223        45,374        47,244

Operating costs and expenses:
  Selling, general and administrative ................................             11,320        11,797        35,483        36,267
  Research and development ...........................................              2,520         1,876         6,102         5,522
  Amortization of customer relationships .............................                350           350         1,050         1,050
  Restructuring and other charges ....................................                266          (229)        2,978         1,233
                                                                                 --------      --------      --------      --------
    Total operating costs and expenses ...............................             14,456        13,794        45,613        44,072
                                                                                 --------      --------      --------      --------
Income (loss) from operations ........................................                366         1,429          (239)        3,172

Other income (expense):
  Interest income ....................................................                 92            69           207           223
  Interest expense ...................................................               (106)         (234)         (336)         (991)
  Other income .......................................................                275           219           732           269
                                                                                 --------      --------      --------      --------
    Total other income (expense) .....................................                261            54           603          (499)
                                                                                 --------      --------      --------      --------

Income before provision for income taxes .............................                627         1,483           364         2,673
Provision for income taxes ...........................................                114           146           464           372
                                                                                 --------      --------      --------      --------
Net income (loss) ....................................................           $    513      $  1,337      $   (100)     $  2,301
                                                                                 ========      ========      ========      ========
Basic earnings (loss) per share ......................................           $   0.02      $   0.06      $   0.00      $   0.10
                                                                                 ========      ========      ========      ========
Diluted earnings (loss) per share ....................................           $   0.02      $   0.05      $   0.00      $   0.10
                                                                                 ========      ========      ========      ========
Shares used in computing basic earnings (loss) per share .............             24,821        23,812        24,623        23,635
                                                                                 ========      ========      ========      ========
Shares used in computing diluted earnings (loss) per share ...........             25,589        24,645        24,623        23,820
                                                                                 ========      ========      ========      ========

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